UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

Callisto Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On September 25, 2007, Callisto Pharmaceuticals, Inc. (the “Company”) issued a warrant to purchase 1,150,000 shares of its common stock at an exercise price of $0.47 per share to a consultant for services to be rendered to the Company’s newly formed subsidiary, Synergy Advanced Pharmaceuticals, Inc. (“Synergy”), in connection with the development of Guanilib, the Company’s proprietary compound to treat gastrointestinal disorders such as chronic constipation and irritable bowel syndrome.  So long as the consultant continues to provide services in some capacity to the Company or any of its subsidiaries, the warrant will vest in installments of 225,000 warrant shares on each of the first four anniversaries of the initial exercise date.  The remaining 250,000 warrant shares will vest immediately prior to the consummation of a sale or merger of Synergy provided that such transaction occurs on or prior to October 1, 2009 and Synergy is valued at no less than $250,000,000. In the event there is a change of control of the Company, all unvested warrant shares will immediately vest.  The form of warrant is filed herewith as Exhibit 4.1.

Item 5.03               Amendments to Certificate of Incorporation or Bylaws;  Change in Fiscal Year.

On September 27, 2007, the Company filed a Certificate of Amendment to its Certificate of Incorporation increasing its authorized number of shares of common stock from 150,000,000 to 225,000,000.  The Certificate of Amendment was approved by the Company’s stockholders at its annual meeting on September 26, 2007.  The Certificate of Amendment is filed herewith as Exhibit 3.1.

Item 9.01               Financial Statements and Exhibits

(c)    Exhibits.

3.1    Certificate of Amendment to Certificate of Incorporation of Callisto Pharmaceuticals, Inc.

4.1    Form of Common Stock Purchase Warrant to purchase 1,150,000 shares of common stock of Callisto Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 1, 2007

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer